Registration No. 333-32743
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                           AERIAL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                      39-1706857
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                     8410 West Bryn Mawr Avenue, Suite 1100
                             Chicago, Illinois             60631
               (Address of Principal Executive Offices) (Zip Code)

                         Aerial Operating Company, Inc.
                            Tax-Deferred Savings Plan
                            (Full title of the plan)

                               Donald W. Warkentin
                                    President
                           Aerial Communications, Inc.
                         8410 West Bryn Mawr, Suite 1100
                             Chicago, Illinois 60631
                     (Name and address of agent for service)
                                 (773) 399-4200
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------


================================================================================

                             EXPLANATORY NOTE


     Aerial Communications, Inc. (the "Company") previously registered 300,000 Common Shares, $1.00 par value, ("Common Shares") and interests which may be issued pursuant to the Telephone and Data Systems, Inc. ("TDS") Tax-Deferred Savings Plan ("TDS Plan"), pursuant to a Registration Statement on Form S-8 (No. 333-32743).

     On September 17, 1999, VoiceStream Wireless Corporation ("VoiceStream"), VoiceStream Wireless Holding Corporation ("VoiceStream Holdings"), a Delaware subsidiary of VoiceStream Holdings ("Sub"), the Company and TDS entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which Sub will be merged with and into the Company (the "Reorganization"). In connection with the Reorganization, TDS and the Company entered into an agreement providing that, among other things, the Company would establish its own Tax-Deferred Savings Plan and would cease to participate in the TDS Plan as of January 1, 2000. As a result, the Company's operating subsidiary, Aerial Operating Company, Inc., has adopted the Aerial Operating Company, Inc. Tax Deferred Savings Plan (the "Aerial Plan"). All interests in the TDS Tax-Deferred Savings Plan held by eligible employees of the Company as of January 1, 2000 will be transferred from the TDS Plan to the Aerial Plan. The Registration Statement as amended by this Post-Effective Amendment No. 1 covers the unissued Common Shares and interests previously registered under Registration Statement No. 333-32743. The Common Shares and interests will be issued under the Aerial Plan rather than the TDS Plan as of January 1, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         -----------------
Item 2.  Registration Information and Employee Plan Annual Information.*
         --------------------------------------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------
     The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the 1934 Act, are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

     3. The Company's Current Report on Form 8-K, filed on September 28, 1999.

     4. The description of the Common Shares, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 19, 1996.

                  All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------
                  See Item 3.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
                  Certain legal matters relating to the securities registered hereby have been addressed by Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603. The Company is controlled by TDS which is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of TDS, the Company and certain other subsidiaries of the TDS, Michael G. Hron, the General Counsel and Assistant Secretary of TDS, and the Secretary or Assistant Secretary of the Company and certain other subsidiaries of TDS, William S. DeCarlo, an Assistant Secretary of TDS, the Company and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary or Assistant Secretary of certain subsidiaries of TDS, and Sherry S. Treston, an Assistant Secretary of certain subsidiaries of TDS, are partners of Sidley & Austin.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------
                  Article XI of the Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred. The Company's Restated Certificate of Incorporation states that the right to indemnification conferred in Article XI thereof is a contract right and includes the right to be paid by the corporation the expenses incurred in defending proceedings covered by Article XI in advance of their final disposition; provided, however, that, if the DGCL requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of an indemnified director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article XI or otherwise.

                  In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation also provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of the provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

                  The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the Company cannot directly provide indemnification under DGCL.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------
                  Not Applicable.

Item 8.  Exhibits.
         --------
                  The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The plan is intended to be qualified under Section 401(a) of the Internal Revenue Code. The registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.
         ------------
The Company hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
     Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of December, 1999.

                                                   AERIAL COMMUNICATIONS, INC.

                                                   By: /s/ LeRoy T. Carlson, Jr.
                                                       -------------------------
                                                       LeRoy T. Carlson, Jr.
                                                       Chairman

                        POWER OF ATTORNEY AND SIGNATURES

                  The    undersigned    officers   and   directors   of   Aerial
Communications, Inc. hereby severally constitute and appoint LeRoy T. Carlson, Jr. and Donald W. Warkentin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for us in our names in the capacities indicated below, all amendments to this Post-effective Amendment to the Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Aerial
Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in connection with this Post- effective Amendment to the Registration Statement.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on the 23rd day of December, 1999.



       Signature                                     Title
       ---------                                     -----
/s/ LeRoy T. Carlson, Jr.             Chairman and Director
-------------------------------
    LeRoy T. Carlson, Jr.

/s/ Donald W. Warkentin              President and Chief Executive Officer
-------------------------------      (Principal Executive Officer) and Director
    Donald W. Warkentin

/s/ J. Clarke Smith                   Vice President-Finance and Administration
-------------------------------       and Chief Financial Officer (Principal
    J. Clarke Smith                   Financial Officer), Treasurer and Director

/s/ LeRoy T. Carlson*                 Director
-------------------------------
    LeRoy T. Carlson

/s/ Sandra L. Helton*                 Director
-------------------------------
    Sandra L. Helton

/s/ Rudolph E. Hornacek*              Director
-------------------------------
    Rudolph E. Hornacek

/s/ James Barr III*                   Director
-------------------------------
    James Barr III


                     Page 1 of 2 Signature Pages to Form S-8
                      Re: Aerial Tax Deferred Savings Plan

/s/ Walter C.D. Carlson*              Director
-------------------------------
    Walter C.D. Carlson

/s/ Thomas W. Wilson, Jr.*            Director
-------------------------------
    Thomas W. Wilson, Jr.

/s/ John D. Foster*                   Director
-------------------------------
    John D. Foster

/s/ Matti Makkonen*                   Director
-------------------------------
    Matti Makkonen

/s/ Pertti Miettunen*                 Director
-------------------------------
    Pertti Miettunen

/s/ B. Scott Dailey                   Controller (Principal Accounting Officer)
-------------------------------
    B. Scott Dailey

*By  /s/ LeRoy T. Carlson, Jr.
-------------------------------
      LeRoy T. Carlson, Jr.
      Attorney-in-Fact


*By  /s/ Donald W. Warkentin
-------------------------------
      Donald W. Warkentin
      Attorney-in-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of December, 1999.


AERIAL OPERATING COMPANY, INC.
TAX-DEFERRED SAVINGS PLAN AND TRUST

   By:  AERIAL OPERATING COMPANY, INC.,
        as plan administrator

   By:     /s/ Donald W. Warkentin
           ------------------------------
          Name:   Donald W. Warkentin
          Title:  President





























                     Page 2 of 2 Signature Pages to Form S-8
                      Re: Aerial Tax Deferred Savings Plan

                                  EXHIBIT INDEX


The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                      Description
------                     -----------
4.1 Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated herein by reference to Exhibit
                  3.1 to the Company's Form 10-Q for the quarter ended June 30, 1997.

4.2 Bylaws of the Company is hereby incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1998.

4.3               Aerial Communications, Inc. Tax-Deferred Savings Plan.

4.4               Aerial Communications, Inc. Tax-Deferred Savings Trust.

5                 Opinion   of   Counsel   (previously   filed   with   original
                  registration statement).

23.1              Consent of Independent Public Accountants.

23.2              Consent of Counsel (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).